UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):  December 29, 2008

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

  426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 29, 2008, Puda Coal, Inc. (the “Company”) entered into an amendment to the Director’s Contract with Lawrence S. Wizel dated August 3, 2007.  Pursuant to the amendment, in consideration of his continued service to the Company as an independent director, the annual stock compensation to Mr. Wizel will be $25,000 worth of shares of common stock of the Company, calculated based on the closing sale price of the Company’s common stock as quoted by OTCBB on the date the board of directors (the “Board”) authorized to grant the shares (August 11, 2008) and then, each anniversary date of the grant date, and such stock grants to Mr. Wizel are subject to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”).  The Director’s Contract otherwise remains unchanged and in full force and effect.

On December 29, 2008, the Company entered into an amendment to Director’s Contract with Jianfei Ni dated June 29, 2007.  Pursuant to the amendment, in consideration of his continued service to the Company as an independent director, the annual stock compensation to Mr. Ni will be $25,000 worth of shares of common stock, calculated based on the closing sale price of the Company’s common stock as quoted by OTCBB on the date the Board authorized to grant the shares (August 11, 2008) and then, each anniversary date of the grant date, and such stock grants to Mr. Ni are subject to the 2008 Plan.  The Director’s Contract otherwise remains unchanged and in full force and effect.

On December 29, 2008, the Company entered into an amendment to Director’s Contract with C. Mark Tang dated October 9, 2007, effective on the same date.  Pursuant to the amendment, in consideration of his continued service to the Company as an independent director, the stock compensation to Dr. Tang will be $15,000 worth of shares of common stock of the Company, calculated based on the closing sale price of the Company’s common stock as quoted by OTCBB on the date the Board authorized to grant the shares (October 9, 2008) and then each anniversary date of the grant date, and such stock grants to Dr. Tang are subject to the 2008 Plan.  The Director’s Contract otherwise remains unchanged and in full force and effect.

The above amendments are filed as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated in this report in their entirety.  Terms of the Director’s Contracts were described in the current reports on Form 8-K filed on August 9, July 6 and October 9, 2007, respectively, and such disclosures are incorporated herein by reference.  The description of the terms and conditions of the amendments and the Director’s Contracts in this report is modified and supplemented by such references.

On December 29, 2008, the Company entered into restricted stock unit grant agreements with the above directors under the 2008 Plan adopted by the shareholders on December 29, 2008.  The stock grants under the Directors’ Contracts described above are subject to the 2008 Plan and the grant agreements.  Please see the disclosures under Item 5.02 below.  There has been no material relationship between the Company or its affiliates and the directors other than their being independent directors of the Company and their director contracts and grant agreements with the Company.

In order to reward their hard work and contributions to the Company in the past two years the Company, the Company granted each of Wenwei Tian, COO of the Company since 2006, and Ming Zhao, CEO of the Company until his resignation in June 2008 and Chairman of the Board,  20,000 shares of common stock on August 11, 2008 and 40,000 shares of common stock on December 11, 2008, respectively.  Mr. Zhao owns approximately 49% of the Company’s total outstanding shares of common stock, and together with his brother, he owns approximately 61% of the Company’s total outstanding shares of common stock.  The shares granted to Mr. Tian vested in full on their respective grant dates, and the shares granted to Mr. Zhao will vest on the dates that are the one-year anniversary of their respective grant dates and are subject to the restricted stock unit grant agreement under the 2008 Plan.  Until the distribution date as defined in the agreement, the shares may not be sold, transferred, pledged, assigned or otherwise alienated at any time.

Below is a schedule of the grants made to the directors and officers as summarized above:

Name	Title	No. of Shares	Grant Date
Jianfei Ni	Director	59,524	August 11, 2008
Lawrence Wizel	Director	59,524	August 11, 2008
C. Mark Tang	Director	75,000	October 9, 2008
Wenwei Tian	Chief Operating Officer; Director of Investors Relation	20,000 40,000	August 11, 2008 December 11, 2008
Ming Zhao	Chairman of the Board; Former Chief Executive Officer;	20,000 40,000	August 11, 2008 December 11, 2008

The above awards are subject to the 2008 Plan and the terms and conditions in the form grant agreements, as applicable, filed as Exhibits 10.4 to 10.7 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 29, 2008, the shareholders of the Company approved a Puda Coal, Inc. 2008 Equity Incentive Plan, or the 2008 Plan, by written consent in lieu of meeting, at the recommendation of the Board.  The purpose of the 2008 plan is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of equity incentive awards to attract, motivate, retain and reward employees and directors.

Any employee or director of the Company is eligible to participate in the 2008 Plan and may be granted stock awards and/or options (collectively, “Awards”) by the administrator of the 2008 Plan, which is the Board, the Compensation Committee or their delegates.  The 2008 Plan became effective upon its approval by the shareholders of the Company and will continue in effect for a term of ten years unless terminated by the administrator of the 2008 Plan earlier.  The aggregate number of shares of commons stock that may be issued pursuant to the Awards under the 2008 Plan is 5,000,000 shares.  The aggregate number of shares subject to the Awards under the 2008 Plan during any calendar year to any one awardee will not exceed 500,000 shares, except that in connection with the awardee’s initial service, he may be granted Awards covering up to an additional 500,000 shares.  The fair market value of the common stock should be determined by the administrator of the 2008 Plan in good faith using a reasonable valuation method in a reasonable manner in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.  Whenever possible, the determination of fair market value should be based upon the average of the highest and lowest quoted sales prices for such common stock as of such date as reported in sources as determined by the administrator. The administrator of the 2008 Plan also has the authority to, in its discretion, select employees or directors to whom Awards are to be granted, determine the number of shares under the grant, determine the type of Awards, approve forms of award agreements for use under the 2008 Plan, determine the terms and conditions of any Award granted under the 2008 Plan so far as they are not inconsistent with the terms of the 2008 Plan, interpret the terms of the 2008 Plan, adopt rules and procedures relating to the operations and administration of the 2008 Plan, impose restrictions, conditions or limitations as to the timing and manner of any resale by an awardee or subsequent transfers, and make other determinations deemed necessary or advisable for administering the 2008 Plan and any Award granted under the 2008 Plan.

The administrator may amend or discontinue the 2008 Plan or any award agreement under the 2008 Plan, but any material amendment to the 2008 Plan is subject to the approval of the shareholders.  Unless approved by the shareholders, no amendment to the 2008 Plan should materially increase the maximum number of shares reserved under the 2008 Plan, reduce the minimum purchase price for options or change or expand the class of persons eligible to receive Awards under the 2008 Plan.  No amendment, suspension or termination of the 2008 Plan should impair the rights under any Award, unless mutually agreed otherwise between the awardee and the administrator in writing.  In the event of a recapitalization or reclassification of the common stock of the Company, the administrator will make appropriate and equitable adjustments to the number and kind of shares covered by each outstanding Awards as well as the price per share.  In the event of a dissolution or liquidation of the Company, the administrator will notify the awardees as soon as practicable prior to the effective date of the proposed transaction and may, in its discretion, provide for an option to be fully vested and exercisable until ten days prior to such transaction.  In the event there is a change in control of the Company, the administrator may, in its discretion, provide for the assumption or substitution of, or adjustments to each outstanding Award, accelerate the vesting of options and terminate any restrictions on stock awards, and/or provide for the cancellation of Awards for a cash payment to the awardee.  No person will have any claim or right to be granted an Award and the grant of any Award will not be construed as giving an awardee the right to continue in the employment of the Company or its affiliates.

On December 29, 2008, the shareholders of the Company approved the forms of Director Restricted Stock Unit Grant Agreement, Employee Restricted Stock Unit Grant Agreement and Stock Option Agreement under the 2008 Plan (collectively, the “Form Agreements”), which were recommended to the shareholders by the Board.

The 2008 Plan and the Form Agreements are filed as Exhibits 10.4, 10.5, 10.6 and 10.7 to this report and are incorporated in this report in their entirety.  The description of the terms and conditions of the 2008 Plan and the Form Agreements in this report is modified and supplemented by such reference.

Item 9 Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

10.1	Amendment No. 1 to Director’s Contract, dated December 29, 2008, between the Company and Lawrence S. Wizel

10.2	Amendment No. 1 to Director’s Contract, dated December 29, 2008 between the Company and Jianfei Ni

10.3	Amendment No. 1 to Director’s Contract, dated December 29, 2008, between the Company and C. Mark Tang

10.4	Puda Coal, Inc. 2008 Equity Incentive Plan

10.5	Form of Director Restricted Stock Unit Grant Agreement

10.6	Form of Employee Restricted Stock Unit Grant Agreement

10.7	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2008

PUDA COAL, INC.

By:	/s/ Liping Zhu
Liping Zhu
Chief Executive Officer and President